SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 16, 2005

Date of Earliest Event Reported: October 1, 2004

NATIONAL MERCANTILE BANCORP

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-15982	95-3819685
(Commission File Number)	(I.R.S. Employer Identification No.)

1840 Century Park East, Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 277-2265
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry Into A Material Definitive Agreement

On October 1, 2004, National Mercantile Bancorp’s Compensation Committee of the Board of Directors approved the following revised compensation program for its non-employee directors, commencing October 1, 2004:

Monthly Retainer: $1,000.00

Additional Monthly Retainer for Chairman of the Board:  $100.00

Board Meeting Fees:  $500.00 per Board Meeting

Committee Meeting Fees: $200.00 per Committee Meeting and Committee Chair receives an additional $50.00 per meeting

Director’s Loan Committee Monthly Retainer: $250.00 and Committee Chair receives an additional $50.00

On February 25, 2005, National Mercantile Bancorp’s Compensation Committee of the Board of Directors approved the following revised compensation program for its non-employee directors, commencing March 1, 2005:

Monthly Retainer: $1,000.00

Additional Monthly Retainer for Chairman of the Board:  $100.00

Board Meeting Fees:  $550.00 per Board Meeting

Committee Meeting Fees: $250.00 per Committee Meeting and Committee Chair receives an additional $50.00 per meeting

Director’s Loan Committee Monthly Retainer: $300.00 and Committee Chair receives an additional $50.00

Stock Option Grants to non-employee directors: An option to purchase a specific number of shares of the Company’s common stock will be granted annually at the Company’s Annual Meeting of Shareholders to each non-employee director. These options will vest on the first anniversary of the date of grant, will have an exercise price equal to fair market value on the date of grant and will have a term of ten years.

Directors who also serve as officers of the Company do not receive any additional compensation for servicing the Company as members of the Board of Director or any of its committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL MERCANTILE BANCORP

Dated: March 16, 2005	By:
David R Brown Chief Financial Officer